Exhibit 5.0

Law Offices

Silver, Freedman, Taff & Tiernan LLP

A Limited Liability Partnership Including Professional Corporations

3299 K STREET, N.W., SUITE 100 WASHINGTON, D.C. 20007 (202) 295-4500 WWW.SFTTLAW.COM	TELECOPIER NUMBER (202) 337-5502 PHONE NUMBER (202) 295-4500

December 13, 2023

Board of Directors

Quaint Oak Bancorp, Inc.

501 Knowles Avenue

Southampton, Pennsylvania 18966

Re:	Registration Statement on Form S-8 2023 Stock Incentive Plan 175,000 Shares of Common Stock

Gentlemen:

We have acted as special counsel to Quaint Oak Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-8 (the “Registration Statement”). The Registration Statement relates to the registration of up to 175,000 shares of common stock, par value $.01 per share (“Common Stock”), of the Company to be issued pursuant to the Company’s 2023 Stock Incentive Plan (the “Plan”) upon the exercise of stock options (“Stock Options”) or upon the vesting of plan share awards including performance share awards (collectively, “Share Awards”). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the Plan to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock. We have been requested by the Company to furnish an opinion to be included as an exhibit to the Registration Statement.

For this purpose, we have reviewed the Registration Statement and related prospectus, the Articles of Incorporation and Bylaws of the Company, the Plan, a specimen stock certificate evidencing the Common Stock, resolutions of the Board of Directors of the Company and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Company and such other instruments, certificates and representations of public officials, officers and representatives of the Company as we have deemed relevant as a basis for this opinion.

Board of Directors

Quaint Oak Bancorp, Inc.

December 13, 2023

In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Stock Options and Share Awards will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of Stock Options or the vesting of Share Awards, as applicable; (ii) on the dates the Stock Options are exercised and the Share Awards vest, the Stock Options and the Share Awards will constitute valid, legal and binding obligations of the Company and will be enforceable as to the Company in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors’ rights generally); (iii) the Stock Options are exercised in accordance with their terms and the Plan and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of “blue sky” and other securities laws as may be applicable will have been complied with to the extent required.

Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plan, when issued in accordance with the Plan and, with respect to the exercise of Stock Options, upon receipt by the Company of the payment of the applicable exercise price, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

In rendering this opinion, we express no opinion as to the laws of any jurisdiction other than the Pennsylvania Business Corporation Law of 1988, as currently in effect. This opinion is limited to the facts bearing on this opinion as they exist on the date of this letter.  We disclaim any obligation to review or supplement this opinion or to advise you of any change in the circumstances, laws or events that may occur subsequent to the date hereof or otherwise update this opinion.

We hereby consent to the reference to this firm under the caption “Legal Opinion” in the prospectus prepared with respect to the Plan and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SILVER, FREEDMAN, TAFF & TIERNAN LLP
SILVER, FREEDMAN, TAFF & TIERNAN LLP